                                                      PARTICIPATION AGREEMENT

                                                            BY AND AMONG

                                                  THRIVENT FINANCIAL FOR LUTHERANS

                                                                AND

                                                       LB SERIES FUND, INC.,
                                                      DATED DECEMBER 15, 2003

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                                                      PARTICIPATION AGREEMENT

This  PARTICIPATION  AGREEMENT, is made and entered into as of this 15th day of December,  2003, by and among THRIVENT FINANCIAL FOR
LUTHERANS  ("Thrivent  Financial"),  on its own behalf and on behalf of each separate account of THRIVENT FINANCIAL named in Exhibit
A to this Agreement (the "ACCOUNTS"), and LB SERIES FUND, INC. (the "FUND"), (collectively the "Parties").

WITNESSETH:

WHEREAS,  THRIVENT  FINANCIAL is a fraternal  benefit  society  organized  under the laws of the State of  Wisconsin  engaged in the writing of life insurance, annuity contracts, and other insurance products, and serves as sponsor and depositor of the ACCOUNTS ;

WHEREAS,  the ACCOUNTS are legally segregated asset accounts of THRIVENT  FINANCIAL,  established  pursuant to the laws of the State of Wisconsin,  with several  subaccounts (the  "Subaccounts"),  for the purpose of funding certain variable universal life insurance contracts and variable annuity contracts (collectively the "Contracts");

WHEREAS,  the FUND, is registered with the Securities and Exchange  Commission  (the "SEC"),  as an open-end  management  investment company under the Investment  Company Act of 1940 (the "1940 Act"),  and its shares are registered with the SEC under the Securities
Act of 1933 (the "1933 Act");

WHEREAS,  the FUND is a series company,  meaning its Board of Directors may designate various series  ("Portfolios")  into which the
FUND's  authorized  shares are to be divided from time to time,  with each such  Portfolio  consisting  of a specific  number of the
FUND's  authorized  shares,  representing  an interest in a separate  portfolio of securities  and other assets,  and having its own investment objectives, policies and restrictions;

WHEREAS,  to the extent  permitted by  applicable  insurance,  tax and other laws and  regulations,  THRIVENT  FINANCIAL  intends to purchase  shares in the FUND on behalf of the  ACCOUNTS to fund the  Contracts  or on its own behalf for related  purposes,  and the
FUND is authorized to sell such shares to the ACCOUNTS and to THRIVENT FINANCIAL at net asset value;

NOW, THEREFORE,  in consideration of the covenants and mutual promises contained herein, and other good and valuable  consideration, the receipt and legal sufficiency of which are hereby  acknowledged,  and intending to be legally bound hereby, the Parties agree as follows:

1.  Sale of FUND Shares

    A.     The Contracts  funded through the ACCOUNTS will provide for the allocation of net amounts among certain  Subaccounts  for investment  in such shares of the  Portfolios  as may be offered from time to time in the  prospectus of the ACCOUNTS for the Contracts.  The selection of the particular  Subaccount is to be made by the Contract  owner,  and such selection may be changed in accordance with the terms of the Contracts.

    B.     The FUND will sell to THRIVENT  FINANCIAL those shares of each available  Portfolio that THRIVENT  FINANCIAL orders based on  transactions  under  Contracts,  effecting such orders on a daily basis at the  Portfolio's net asset value per share next computed as provided in the FUND prospectus.

    C.     The Board of Directors of the FUND (the  "Board") may refuse to sell shares of any  Portfolio to THRIVENT  FINANCIAL,  or suspend or  terminate  the  offering of shares of any  Portfolio,  if such  action is  required  by law or by  regulatory authorities  having  jurisdiction or is, in the sole discretion of the Board,  acting in good faith and in light of their fiduciary duties under federal and any applicable state laws,  necessary in the best interests of the shareholders of the
           FUND.

    D.     The FUND  agrees  that its  shares  will be sold only to:  (a)  THRIVENT  FINANCIAL,  on its own  behalf and on behalf of separate  accounts that it establishes  from time to time and maintains to fund variable  annuity  contracts and variable life insurance  contracts of THRIVENT  FINANCIAL,  including the ACCOUNTS;  (b) other life insurance  companies,  whether affiliated or unaffiliated  with THRIVENT  FINANCIAL,  on behalf of separate  accounts funding variable annuity contracts and variable life insurance contracts of such other insurance  companies;  and (c) qualified pension or retirement plans, whether for the benefit of employees  of THRIVENT  FINANCIAL  and/or its  affiliates  or for the benefit of  unaffiliated entities  ("Qualified  Plans").  THRIVENT FINANCIAL  separate accounts  (including the ACCOUNTS) and separate accounts of other life  insurance  companies  eligible to purchase  shares of the FUND are referred to in this Agreement as "Separate
           Accounts." No shares of any Portfolio  will be sold to the general  public or to any life  insurance  company (on its own behalf, as opposed to a Separate Account maintained by such other insurance company) other than THRIVENT FINANCIAL.

    E.     The FUND will redeem for cash from THRIVENT  FINANCIAL  those full or fractional  shares of each  Portfolio that THRIVENT
           FINANCIAL  requests based on transactions  under  Contracts,  effecting such requests on a daily basis at the Portfolio's net asset value per share next computed as provided in the FUND prospectus.

    F.     Issuance and transfer of the FUND's  shares will be by book entry only.  Stock  Contracts  will not be issued to THRIVENT
           FINANCIAL. Shares ordered from the FUND will be recorded in an appropriate title for THRIVENT FINANCIAL.

    G.     The FUND shall  furnish  notice  promptly to THRIVENT  FINANCIAL of any income,  dividends or capital gain  distributions payable on the shares of any  Portfolio.  THRIVENT  FINANCIAL  hereby  elects to receive all such income,  dividends  and capital gain  distributions  as are payable on FUND shares in additional  shares of that  Portfolio.  THRIVENT  FINANCIAL reserves the right to revoke this election and to receive all such income,  dividends and capital gain  distributions  in cash.  The FUND shall notify  THRIVENT  FINANCIAL of the number of shares so issued as payment of such income,  dividends and distributions.

    H.     The FUND shall make the net asset value per share for each  Portfolio  available to THRIVENT  FINANCIAL on a daily basis, as soon as reasonably practical after the net asset value per share is calculated.

    I.     The FUND may establish additional Portfolios to provide additional funding media for the Contracts,  or delete,  combine, or modify existing Portfolios.  The shares of any additional Portfolio may be made available to the ACCOUNTS by the FUND, pursuant to the terms of this  Agreement,  and any applicable  reference to any Portfolio,  the FUND or its shares herein shall include a reference to any such Portfolio.

2.  Representations and Warranties

    A.     THRIVENT  FINANCIAL  represents and warrants that interests in the ACCOUNTS under the Contracts are or will be registered under the 1933 Act to the extent  required by the 1933 Act, that the  Contracts  will be issued and sold in compliance in all material  respects with all  applicable  federal and state laws and that the sale of the Contracts will comply in all material respects with state insurance and federal  securities law suitability  requirements.  THRIVENT FINANCIAL further represents and warrants that it is a fraternal  benefit  society  organized  under the laws of the State of Wisconsin and engaged in the writing of life  insurance,  annuity  contracts,  and other  insurance  products;  that it has legally and validly  established its ACCOUNTS as segregated asset accounts under Wisconsin  insurance law; and that it has registered or will register the ACCOUNTS as unit  investment  trusts in accordance  with the  provisions of the 1940 Act to serve as segregated investment accounts for the Contracts, to the extent required by the 1940 Act.

    B.     THRIVENT FINANCIAL  represents and warrants that any interests in the ACCOUNTS being offered for sale under the Contracts are or will be registered  under the 1933 Act to the extent  required by the 1933 Act, that the Contracts  will be issued and sold in compliance  in all material  respects with all  applicable  federal and state laws,  and that the sale of the
           Contracts will comply in all material  respects with state  insurance  law, and federal  securities  laws,  including the rules of the National Association of Securities Dealers, Inc. ("NASD").

    C.     The FUND  represents  and warrants  that its shares sold pursuant to this  Agreement are or will be registered  under the
           1933 Act to the extent  required by the 1933 Act, duly  authorized  for issuance and sold in compliance  with the laws of the state of Maryland and all applicable  federal  securities  laws and that the FUND is or will be registered  under the
           1940 Act to the extent required by the 1940 Act. The FUND will amend the registration  statement for its shares under the
           1933 Act,  as well as its  registration  statement  under the 1940 Act,  as  required  in order to effect the  continuous offering of its shares.  The FUND will register or qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the FUND.

    D.     THRIVENT  FINANCIAL  represents and warrants that its Contracts are currently  treated as annuity contracts and universal life  insurance  contracts  under  applicable  provisions of the Code and that it will make every effort to maintain such treatment.

    E.     The FUND  represents  and warrants  that each of its  Portfolios  will qualify as a regulated  investment  company  under
           Subchapter  M of the Code and that  the  investments  of each of its  Portfolios  will  comply  with the  diversification requirements of Section 817(h) of the Code and the  regulations  thereunder,  and that it will notify THRIVENT  FINANCIAL immediately  upon  having a  reasonable  basis for  believing  that it has  ceased to so  qualify or that it might not so qualify in the future.

3.  Prospectus and Proxy Statements: Voting

    A.     The FUND will  provide  such  documentation  (including  a final  copy of any new  prospectus,  statement  of  additional information  ("SAI") or supplement) and other  assistance as is reasonably  necessary in order for THRIVENT  FINANCIAL or its designee to timely distribute the current FUND prospectus, SAI and any supplement thereto.

    B.     The FUND will provide such  documentation  (including a final copy of any proxy  material,  report to  shareholders,  and other  communication  to  shareholders)  and other  assistance as is reasonably  necessary for THRIVENT  FINANCIAL or its designee to timely  distribute the proxy material,  report to shareholders,  and other  communication  (such printing and distribution to be the FUND's expense, as provided in Section 5.1).

    C.     To the extent required by law, THRIVENT FINANCIAL shall:

           1.   solicit voting instructions from Contract owners;

           2.   vote Portfolio shares in accordance with instructions received from Contract owners;

           3.   vote Portfolio  shares for which no instructions  have been received,  as well as Portfolio  shares  attributable to
                THRIVENT  FINANCIAL  other  than under  Contracts,  in the same  proportion  as shares of such  Portfolio  for which instructions  have been  received,  so long as and to the extent that the SEC continues to interpret the 1940 Act to require  pass-through voting privileges.  THRIVENT FINANCIAL reserves the right to vote Portfolio shares held in any segregated asset accounts or in general accounts in its own right, to the extent permitted by law.

    D.     The FUND reserves the right to take all actions,  including but not limited to the dissolution,  merger,  and sale of all assets of the FUND solely upon the authorization of its Board and/or shareholders as required by the 1940 Act.

4.  Sales Material and Information

    A.     THRIVENT  FINANCIAL  and the FUND will  cause to be  furnished  to each other  each  piece of sales  literature  or other promotional material in which the FUND or THRIVENT FINANCIAL is named, at least three (3) days prior to its intended use.

    B.     Neither THRIVENT FINANCIAL nor the FUND will give any information or make any representation or statement,  or cause such information  to be given or  representation  to be  made,  on  behalf  of the  PARTIES  other  than  the  information  or representations  contained in the  registration  statements,  prospectuses,  and SAIs for FUND and the Accounts,  as such registration statements,  prospectuses, and SAIs may be amended or supplemented from time to time, or in reports or proxy materials for the FUND or ACCOUNTS,  or in sales  literature or other  promotional  material  approved by the FUND or its designee, except with the permission of the FUND or its designee.

5.  Fees and Expenses

    A.     The FUND will pay all expenses  incident to the FUND's  performance  under this Agreement.  In addition to the investment advisory  fee, each  Portfolio  will bear all of its operating  expenses  that are not  specifically  assumed by THRIVENT
           FINANCIAL,  including the following:  (i) interest and taxes (ii) brokerage commissions;  (iii) insurance premiums;  (iv)
           compensation  and expenses for those Directors who are not  "interested"  persons under Section  2(a)(19) of the Act; (v)
           independent legal and audit expenses;  (vi) fees and expenses of the FUND's custodian,  shareholder servicing or transfer agent and  accounting  services  agent;  (vii)  expenses  incident  to the  issuance of its shares,  or  reinvestment  of dividends;  (viii) fees and expenses  incident to the registration  under Federal or state securities laws of the FUND or its shares; (ix) FUND or portfolio organizational expenses; (x) FUND expenses of preparing,  printing and mailing reports and notices,  proxy material and prospectuses to shareholders of the FUND; (xi) all other expenses  incidental to holding meetings of the FUND's  shareholders;  (xii) dues or assessments of or contributions to the Investment  Company Institute or any successor or other industry  association;  (xiii) such non-recurring  expenses as may arise,  including litigation affecting  the FUND and the legal  obligations  which the FUND may have to  indemnify  its officers  and  Directors  with respect thereto; and (xiv) cost of daily valuation of each of the Portfolio's securities and net asset value per share.

    B.     THRIVENT FINANCIAL will pay all expenses incident to THRIVENT FINANCIAL's  performance under this Agreement. In addition,
           THRIVENT  FINANCIAL will bear the expenses of printing and  distributing to its Contract owners the FUND proxy materials, proxy  cards  and  voting  instruction  forms  (collectively  "proxy  information"),  tabulating  the  results  of  proxy solicitations  to its  Contract  owners,  printing and  distributing  to its Contract  owners the FUND  prospectus,  SAI, supplement, proxy material, report to shareholders,  and other communication to shareholders, and any expenses associated with administration of its Contracts.

6.  Diversification

    A.     The FUND will make  every  effort to be  invested  in such a manner as to ensure  that the  Contracts  will be treated as variable life insurance  contracts and variable annuity contracts under the Code and the regulations  thereunder  insofar as such  investment is required for such  treatment.  Without  limiting the scope of the foregoing,  the FUND will at all times comply with Section 817(h) of the Code and Treasury  Regulations  Section 1.817-5  relating to the  diversification requirements for variable annuity,  endowment,  or life insurance  contracts and any amendments or other modifications to such Section or Regulations.

7.  Monitoring for Material Irreconcilable Conflicts

    A.     The FUND's Board of Directors  will monitor the FUND for the existence of any material  irreconcilable  conflict  between and among the interests of the  Contractholders of the Separate Accounts  (including the ACCOUNTS)  investing in the FUND and the  participants of any of the Qualified Plans investing in the FUND. A material  irreconcilable  conflict may arise for a variety of reasons,  including:  (a) action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations,  or a public ruling , private letter ruling, no-action or  interpretive  letter,  or  any  similar  action  by  insurance,  tax or  securities  regulatory  authorities;  (c) an administrative  or judicial decision in any relevant  proceeding;  (d) the manner in which the investment of the FUND are being  managed;  (e) a difference  in voting  instructions  given by variable  annuity  Contract  owners,  variable  life insurance  Contract owners,  and trustees of the Qualified  Plans;  (f) a decision by THRIVENT  FINANCIAL or another life insurance  company to disregard the voting  instructions of Contract owners in one or more Separate  Accounts;  or (g) if applicable,  a decision by the trustee of a Qualified Plan to disregard the voting  instructions  of the  participants of such Qualified Plan. A determination by the FUND's Board that a material  irreconcilable  conflict exists will be a final determination.

    B.     If it is determined by a majority of the FUND's Board, or by a majority of its disinterested  directors,  that a material irreconcilable  conflict exists, the FUND promptly shall notify THRIVENT FINANCIAL in writing of any determination by the
           FUND's Board as to the  existence of a material  irreconcilable  conflict and its  implications.  THRIVENT  FINANCIAL (on behalf of the ACCOUNTS)  shall, at its expense and to the extent  reasonably  practicable (as determined by a majority of the  disinterested  directors  of the FUND),  take  whatever  steps are  necessary  to remedy or  eliminate  the material irreconcilable  conflict.  Such steps could include:  (a) withdrawing the assets allocable to some or all of the ACCOUNTS from the FUND or any  Portfolio  of the FUND and  reinvesting  such assets in a different  investment  medium,  including another  portfolio of the FUND;  (b) submitting  the question as to whether such  segregation  should be implemented to a vote of all affected  Contract owners and, as appropriate,  segregating  the assets of any  appropriate  (i.e.,  variable annuity  Contract owners or variable life insurance  Contract  owners of one or more of THRIVENT  FINANCIAL and any other insurance  companies with Separate Accounts  investing in the FUND) that votes in favor of such segregation,  or offering to the affected  Contract  owners the option of making such  change;  or (c)  establishing  a new  registered  management investment  company or managed separate account.  If a material  irreconcilable  conflict arises because of a decision by
           THRIVENT  FINANCIAL to disregard  voting  instructions  of owners of Contracts in one or more of the  ACCOUNTS,  and that decision  represents  a minority  position  or would  preclude a majority  vote with  respect to the vote being  taken by shareholders of the FUND,  then THRIVENT  FINANCIAL  shall,  at the election and direction of the FUND's Board,  withdraw each  affected  ACCOUNT's  investment  in the FUND  (but no  charge  or  penalty  shall be  imposed  as a result  of such withdrawal).

    C.     THRIVENT  FINANCIAL is  responsible,  to the extent  permitted by applicable law, for taking remedial action on behalf of the  affected  ACCOUNT(s)  in the event that the FUND's  Board  determines  a material  irreconcilable  conflict  exists.
           THRIVENT  FINANCIAL will take remedial action only as it pertains to assets of the affected  ACCOUNT(s) and in accordance with its fiduciary  responsibility to Contract owners in such affected ACCOUNT(s).  THRIVENT FINANCIAL, as the sponsor of the affected  ACCOUNT(s),  will be responsible for the cost of any such remedial action. For the purpose of this Section, a majority of the disinterested  members of the FUND's Board will determine whether or not any proposed action adequately remedies any  material  irreconcilable  conflict.  In no event shall the FUND,  or THRIVENT  FINANCIAL in its capacity as advisor to the FUND, be required to establish a Portfolio or new funding medium for any Contract or any ACCOUNT.  Nor, in its capacity as sponsor of any ACCOUNT,  shall  THRIVENT  FINANCIAL be required to establish a new funding medium for any
           Contract  or any  ACCOUNT  if any  offer  to do so has been  declined  by a vote of a  majority  of the  Contract  owners materially and adversely affected by the material irreconcilable conflict.

    D.     All reports of  potential  or existing  conflicts  received by the FUND's  Board and all Board  actions with regard to or determining the existence of a conflict of interest,  notifying THRIVENT FINANCIAL of a conflict, and determining whether any  proposed  action  adequately  remedies a conflict,  will be properly  recorded in the minutes of the FUND's Board or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

    E.     The FUND will disclose in its  prospectus  that (a) shares of the FUND may be offered to Separate  Accounts and Qualified
           Plans; (b) material  irreconcilable  conflicts may arise between the interest of various Contract owners investing in the
           Separate  Accounts and the interests of  participants  in the Qualified  Plans  investing in the FUND; and (c) the FUND's
           Board will monitor events in order to identify the existence of any material  conflict and determine what action, if any, should be taken in response to such material irreconcilable conflict.

    F.     No less than annually,  THRIVENT FINANCIAL will submit to the FUND's Board such reports,  materials and data as the Board may reasonably request so that the Board may carry out fully its obligations under this Section. Such reports,  materials and data will be submitted more frequently if deemed  appropriate by the FUND's Board. In any event,  THRIVENT  FINANCIAL will promptly notify the FUND's Board in writing if it becomes aware of any facts or  circumstances  that could give rise to a material  irreconcilable conflict between the interests of various Contract owners in the ACCOUNTS and the interests of Qualified Plan  participants  investing in the FUND. All reports  submitted to the FUND's Board under this Section 7.7 shall include all information  reasonably necessary for the Board to consider the conflict issues raised. In this regard,
           THRIVENT  FINANCIAL promptly shall notify the FUND's Board whenever THRIVENT FINANCIAL has determined to disregard voting instructions of the Contract owners of any ACCOUNT(s) on any matter submitted to a vote of shareholders of the FUND.

8.  Indemnification

    A.     Indemnification by THRIVENT FINANCIAL

           1.   THRIVENT FINANCIAL will indemnify and hold harmless the FUND and each of its Directors,  officers, and employees and each  person,  if any, who  controls  the FUND within the meaning of Section 15 of the 1933 Act  (collectively,  the
                "Indemnified  Parties" for purposes of this Section 8.1) against any and all losses,  claims,  damages,  liabilities
                (including  amounts paid in settlement  with the written  consent of THRIVENT  FINANCIAL)  or litigation  (including legal and other expenses),  to which the Indemnified  Parties may become subject under any statute,  regulation,  at common law or otherwise, and which:

                (a)  arise out of or are based upon any  failure by THRIVENT  FINANCIAL  to perform the duties or assume the general business  responsibilities  of THRIVENT  FINANCIAL  with  respect to the  design,  drafting,  state  approvals, issuance,  servicing and administration of the Contracts, or the establishment and maintenance of the ACCOUNTS;
                     or

                (b)  arise out of or are based  upon any untrue  statements  or  alleged  untrue  statements  of any  material  fact contained in the registration  statement,  prospectus,  or SAI for the Contracts, or the ACCOUNTS, or contained in the  Contracts  or  sales  literature  for the  Contracts  (or any  amendment  or  supplement  to any of the foregoing),  or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements  therein not  misleading,  provided that this  Agreement to indemnify will not apply as to any  Indemnified  Party if such statement or omission or such alleged  statement  or omission  was made in reliance  upon and in  conformity  with  information  furnished in writing to THRIVENT  FINANCIAL by or on behalf of the FUND for use in the registration  statement,  prospectus, or SAI for the  Contracts  or the  ACCOUNTS  or in the  Contracts  or sales  literature  (or any  amendment  or supplement) or otherwise for use in connection with the sale of the Contracts or FUND shares; or

                (c)  arise out of or are based  upon  statements  or  representations  (other  than  statements  or  representations contained in the  registration  statement,  prospectus,  SAI, or sales  literature  of the FUND not supplied by
                     THRIVENT  FINANCIAL,  or persons under its control) or wrongful conduct of THRIVENT  FINANCIAL or persons under its control,  or failure to supervise  persons under  THRIVENT  FINANCIAL's  control or entities or individuals with which THRIVENT  FINANCIAL  contracts,  with respect to the sale or  distribution  of the Contracts or FUND shares; or

                (d)  arise out of any untrue  statement or alleged  untrue  statement of a material fact contained in a registration statement,  prospectus,  or sales literature of the FUND or any amendment thereof or supplement  thereto or the omission or alleged  omission to state therein a material  fact  required to be stated  therein or necessary to make the  statements  therein  not  misleading  if such a  statement  or  omission  was made in  reliance  upon information furnished in writing to the FUND by or on behalf of THRIVENT FINANCIAL; or

                (e)  arise out of or result  from any  failure by  THRIVENT  FINANCIAL  to provide  the  services  and  furnish  the materials contemplated by this Agreement; or

                (f)  arise out of or result  from any  material  breach  of any  representation  and/or  warranty  made by  THRIVENT
                     FINANCIAL  in this  Agreement  or arise out of or result from any other  material  breach of this  Agreement by
                     THRIVENT FINANCIAL, as limited by and in accordance with the provisions of Sections 8.1(b). and 8.1(c) hereof.

           2.   THRIVENT  FINANCIAL  will not be liable under this  indemnification  provision  with respect to any losses,  claims, damages,  liabilities  or litigation to which an  Indemnified  Party would be subject by reason of such  Indemnified
                Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified  Party's reckless disregard of obligations or duties under this Agreement or to the
                FUND, whichever is applicable.

           3.   THRIVENT  FINANCIAL will not be liable under this  indemnification  provision with respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have notified  THRIVENT  FINANCIAL in writing  within a reasonable  time after the summons or other first legal process giving  information of the nature of the claim shall have been served upon such  Indemnified  Party (or after such  Indemnified  Party shall have received notice of such service on any  designated  agent),  but  failure to notify  THRIVENT  FINANCIAL  of any such claim will not relieve
                THRIVENT  FINANCIAL from any liability that it may have to the Indemnified Party against whom such action is brought otherwise  than on  account of this  indemnification  provision.  In case any such  action is  brought  against  the
                Indemnified  Parties,  THRIVENT  FINANCIAL  shall be entitled to  participate,  at its own  expense,  in the defense thereof.  THRIVENT FINANCIAL also will be entitled to assume the defense thereof,  with counsel  satisfactory to the party named in the action.  After notice from THRIVENT FINANCIAL to such party of THRIVENT  FINANCIAL's  election to assume the  defense  thereof,  the  Indemnified  Party will bear the fees and  expenses  of any  additional  counsel retained by it, and THRIVENT  FINANCIAL will not be liable to such party under this Agreement for any legal or other expenses  subsequently  incurred by such party  independently  in  connection  with the defense  thereof  other than reasonable costs of investigation.

           4.   The Indemnified  Party will promptly notify THRIVENT  FINANCIAL of the  commencement of any litigation or proceeding against it or any of its respective  officers or directors in connection with  transactions  that are the subject of this Agreement whether or not indemnification is being sought hereunder.

    B.     Indemnification By the FUND

           1.   The FUND will indemnify and hold harmless THRIVENT  FINANCIAL and each of its directors,  officers and employees and each  person,  if  any,  who  controls  THRIVENT  FINANCIAL  within  the  meaning  of  Section  15 of the  1933  Act
                (collectively,  the  "Indemnified  Parties" for  purposes of this  Section 8.2) against any and all losses,  claims, damages,  liabilities  (including  amounts  paid in  settlement  with the  written  consent  of FUND) or  litigation
                (including  legal and other  expenses)  to which the  Indemnified  Parties  may become  subject  under any  statute, regulation, at common law or otherwise, which:

                (a)  arise out of or are based upon any  failure by the FUND to perform  the duties or assume the  general  business responsibilities  required  by this  Agreement  with  respect  to the sale of  shares  of the FUND to  THRIVENT
                     FINANCIAL; or

                (b)  arise out of or are based  upon any untrue  statements  or  alleged  untrue  statements  of any  material  fact contained  in the sales  literature  for the FUND and/or the  Contracts,  or arise out of or are based upon the omission or the alleged  omission to state therein a material  fact required to be stated  therein or necessary to make the statements  therein not misleading,  provided that this agreement to indemnify will not apply as to any Indemnified  Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information  furnished in writing to the FUND by or on behalf of THRIVENT FINANCIAL for use in the registration statement,  prospectus, or SAI for use in the sales literature or otherwise for use in connection with the sale of Portfolio shares; or

                (c)  arise out of or are based  upon  statements  or  representations  (other  than  statements  or  representations contained in the registration statement,  prospectus,  SAI, or sales literature of the FUND not supplied by the
                     FUND,  or persons under its control) or wrongful  conduct of the FUND or persons under its control,  or failure to supervise  persons under the FUND's control or entities or individuals  with which the FUND contracts,  with respect to the sale or distribution of the Contracts or FUND shares; or

                (d)  arise out of any untrue  statement or alleged  untrue  statement of a material fact contained in a registration statement,  prospectus,  or sales literature of the FUND or any amendment thereof or supplement  thereto or the omission or alleged  omission to state therein a material  fact  required to be stated  therein or necessary to make the  statements  therein  not  misleading  if such a  statement  or  omission  was made in  reliance  upon information furnished in writing to THRIVENT FINANCIAL by or on behalf of THRIVENT FINANCIAL; or

                (e)  arise out of or result  from any  failure  by the FUND to  provide  the  services  and  furnish  the  materials contemplated by this Agreement; or

                (f)  arise out of or result from any material breach of any representation  and/or warranty made by the FUND in this
                     Agreement or arise out of or result from any other  material  breach of this  Agreement by the FUND,  except to the extent provided in Section 8.2(b) and 8.2(c) hereof.

           2.   The FUND will not be liable  under this  indemnification  provision  with  respect to any losses,  claims,  damages, liabilities  or  litigation to which an  Indemnified  Party would be subject by reason of such  Indemnified  Party's willful  misfeasance,  bad faith, or gross  negligence in the performance of such  Indemnified  Party's duties or by reason of such Indemnified  Party's reckless disregard of obligations or duties under this Agreement or to the FUND, whichever is applicable.

           3.   The FUND will not be liable  under  this  indemnification  provision  with  respect  to any claim  made  against  an
                Indemnified  Party unless such  Indemnified  Party shall have notified the FUND in writing within a reasonable  time after the summons or other first legal process giving  information of the nature of the claim shall have been served upon such  Indemnified  Party (or after such  Indemnified  Party shall have  received  notice of such service on any designated  agent),  but failure to notify the FUND of any such claim will not  relieve the FUND from any  liability that it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this indemnification  provision.  In case any such action is brought against the Indemnified  Parties,  the FUND shall be entitled to participate,  at its own expense,  in the defense thereof.  The FUND also will be entitled to assume the defense  thereof,  with counsel  satisfactory  to the party named in the action.  After notice from the FUND to such party of the FUND's election to assume the defense  thereof,  the Indemnified  Party will bear the fees and expenses of any  additional  counsel  retained by it, and the FUND will not be liable to such party under this  Agreement for any legal or other  expenses  subsequently  incurred  by such party  independently  in  connection  with the defense thereof other than reasonable costs of investigation.

           4.   The Indemnified  Party will promptly notify the FUND of the commencement of any litigation or proceeding  against it or any of its  respective  officers  or  directors  in  connection  with  transactions  that are the subject of this
                Agreement whether or not indemnification is being sought hereunder.

9.  Term and Termination of this Agreement

    A.     This Agreement will terminate:

           1.   as to any party hereto,  at the option of that party,  upon prior  written  notice to the other party as provided in
                Section 9.3 herein; or

           2.   at the option of the FUND in the event that  formal  administrative  proceedings  are  instituted  against  THRIVENT
                FINANCIAL by the NASD,  the SEC,  any state  securities  or  insurance  commissioner  or any other  regulatory  body regarding THRIVENT  FINANCIAL's  duties under this Agreement or related to the sale of the Contracts,  the operation of the ACCOUNTS, or the purchase of FUND shares, provided,  however, that the FUND determines,  in its sole judgment exercised in good faith,  that any such  administrative  proceedings  will have a material  adverse  effect upon the ability of THRIVENT FINANCIAL to perform its obligations under this Agreement; or

           3.   at the option of THRIVENT FINANCIAL in the event that formal  administrative  proceedings are instituted against the
                FUND by the NASD, the SEC, or any state securities or insurance  commission or any other regulatory body,  regarding the  FUND's  duties  under  this  Agreement  or related  to the sale of FUND  shares or the  operation  of the FUND, provided,  however, that THRIVENT FINANCIAL determines,  in its sole judgment exercised in good faith, that any such administrative  proceedings  will have a  material  adverse  effect  upon the  ability  of the FUND to  perform  its obligations under this Agreement; or

           4.   at the option of THRIVENT FINANCIAL with respect to the ACCOUNTS,  upon requisite authority to substitute the shares of another  investment company for shares of the FUND in accordance with the terms of the Contracts or in accordance with the ACCOUNTS investment policy or standards of conduct; or

           5.   at the option of THRIVENT  FINANCIAL,  in the event any of the FUND's shares are not registered,  issued, or sold in accordance with applicable  federal and any state law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by THRIVENT FINANCIAL; or

           6.   at the option of THRIVENT  FINANCIAL,  if the FUND fails to meet the  requirements  specified in Sections 2.3 or 2.6 hereof; or

           7.   at the option of the FUND, if the  investments of the ACCOUNTS fail to satisfy the  diversification  requirements of the Code and the regulations thereunder, or

           8.   at the option of THRIVENT  FINANCIAL,  if the FUND dissolves or becomes  otherwise unable to sell shares to fund the
                ACCOUNTS.

    B.     It is understood  and agreed that the right of any party hereto to terminate  this  Agreement  pursuant to Section 9.1(a)
           may be exercised for any reason or for no reason.

    C.     Notice Requirement for Termination

           No  termination of this Agreement will be effective  unless and until the party  terminating  this Agreement  gives prior written  notice to the other party to this  Agreement  of its intent to  terminate,  and such notice  shall set forth the basis for such termination. Furthermore,

           1.   in the event that any  termination is based upon the provisions of Section 9.1(a) hereof,  such prior written notice shall be given at least one hundred  eighty (180) days in advance of the effective  date of  termination as required by such provision;

           2.   in the event that any  termination is based upon the  provisions of Section  9.1(b) or Section  9.1(c) hereof,  such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination;

           3.   in the event that any  termination is based upon the provisions of Section  9.1(d) hereof,  THRIVENT  FINANCIAL will give at least sixty (60) days prior  written  notice to the FUND of the date of any  proposed  action to  substitute
                FUND  shares,  including  the filing of any  applicable  exemptive  application  under the 1940 Act  relating to the
                ACCOUNTS; and THRIVENT FINANCIAL will provide the FUND with a copy of any such exemptive application; and

           4.   in the event that any termination is based upon the provisions of Section 9.1(e),  Section 9.1(f), or Section 9.1(g)
                hereof,  such prior  written  notice  shall be given as soon as  possible  within  twenty-four  (24) hours after the terminating party learns of the event causing termination to be required.

    D.     Partial Termination

           It is also  understood  that this  Agreement may be terminated  with regard to a specific  Portfolio or Portfolios of the
           FUND, or the entire FUND at the discretion of the terminating party.  Notwithstanding  any termination of this Agreement, the FUND,  or any  Portfolio,  provided its shares are then  available  for sale to any  persons,  shall at the option of
           THRIVENT  FINANCIAL,  continue to make  available  additional  shares of the FUND pursuant to the terms and conditions of this Agreement,  for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts").  Specifically,  without limitation,  the owners of the Existing Contracts shall be permitted to transfer or reallocate investments under the Contracts,  redeem investments in the FUND and/or invest in the FUND upon the making of additional purchase payments under the Existing Contracts.

10. Notices

           Any notice will be  sufficiently  given when sent by  registered  or certified  mail to the other party at the address of such party set forth below or at such other  address as such party may from time to time  specify in writing to the other party.

           If to THRIVENT FINANCIAL:                      625 Fourth Avenue South
                                                          Minneapolis, Minnesota  55415
                                                          Attention:  Woodrow E. Eno
                                                          Secretary, Senior Vice President and General Counsel

           If to the FUND:                                625 Fourth Avenue South
                                                          Minneapolis, Minnesota  55415
                                                          Attention:  John C. Bjork, Secretary

11. Miscellaneous

           A.   This Agreement will be construed and the provisions hereof  interpreted under and in accordance with the laws of the
                State of Minnesota;  provided,  however,  that if such laws or any of the provisions of this Agreement conflict with applicable Provisions of the 1940 Act, the latter shall control.

           B.   If any provision of this Agreement  will be held or made invalid by a court  decision,  statute,  rule or otherwise, the remainder of the Agreement will not be effected thereby.

IN WITNESS  WHEREOF,  each of the parties  hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the 15th day of December, 2003.

THRIVENT FINANCIAL FOR LUTHERANS                       LB SERIES FUND, INC.

By:  /s/ Bruce J. Nicholson                            By: /s/ Pamela J. Moret
     -------------------------------                       -------------------------------
     Bruce J. Nicholson                                    Pamela J. Moret
     President and                                         President
     Chief Executive Officer

                                                             EXHIBIT A
                                                                 TO
                                                      PARTICIPATION AGREEMENT
                                                    (Effective December 15, 2003)

 1.        AAL Variable Annuity Account I

 2.        AAL Variable Annuity Account II

 3.        LB Variable Annuity Account I

 4.        LB Variable Insurance Account I

 5.        Thrivent Variable Annuity Account I

 6.        Thrivent Variable Life Account I